Exhibit 15
                               Letter from Coopers & Lybrand L.L.P.
                                        Regarding Unaudited Interim
                                              Financial Information


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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                     Re:  Colonial Properties Trust
                                           Registration on Form S-8


We are aware that our report dated April 18, 1997 on our review of interim financial information of Colonial Properties Trust (the Company) for the period ended March 31, 1997 and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in this registration statement on Form S-8 of the Colonial Properties Trust Employee Share Option and Restricted Share Plan and the Colonial Properties Trust Non-Employee Trustee Share Option Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
May 9, 1997